UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 9, 2016

LAM RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-12933	94-2634797
(Commission File Number)	(IRS Employer Identification Number)
4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)
(510) 572-0200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07	Submission of Matters to a Vote of Security Holders
SIGNATURES

Item 5.07    Submission of Matters to a Vote of Security Holders
The Annual Meeting of Stockholders was held at the principal office of the Company at 4650 Cushing Parkway, Fremont, California 94538 on November 9, 2016.
The results of voting on the following items were as set forth below:
(a) The votes for the nine nominated directors, to serve until the next annual meeting of stockholders, and until their successors are elected and qualified, were as follows:

NOMINEE	% OF VOTES CAST FOR	FOR	WITHHELD	BROKER NON-VOTES
Martin B. Anstice	99.93	133,816,086	88,101	13,407,897
Eric K. Brandt	99.91	133,778,764	125,423	13,407,897
Michael R. Cannon	99.92	133,799,060	105,127	13,407,897
Youssef A. El-Mansy	99.61	133,382,358	521,829	13,407,897
Christine A. Heckart	99.94	133,827,563	76,624	13,407,897
Catherine P. Lego	99.59	133,360,725	543,462	13,407,897
Stephen G. Newberry	99.33	133,006,460	897,727	13,407,897
Abhijit Y. Talwalkar	99.65	133,431,314	472,873	13,407,897
Lih Shyng (Rick L.) Tsai	91.43	122,431,236	11,472,951	13,407,897
All nine director nominees were duly elected.

(b) The vote on a proposal to approve on an advisory basis the compensation of the named executive officers of the Company (“Say on Pay”) was as follows:

	% OF VOTES CAST FOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Total Shares Voted	98.32	131,666,399	2,071,333	166,455	13,407,897
The proposal was approved.

(c) The vote on a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2017 was as follows:

	% OF VOTES CAST FOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Total Shares Voted	98.60	145,258,429	1,925,415	128,240	-
The appointment was ratified.

In addition, as previously disclosed, the proposal to elect two directors to the board of the Company from the KLA-Tencor Corporation (“KLA-Tencor”) board of directors subject to and conditional upon the consummation of the merger was withdrawn upon the termination of the KLA-Tencor merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2016

LAM RESEARCH CORPORATION
By:	/s/ George M. Schisler
George M. Schisler Vice President, General Legal Affairs